Exhibit A


                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the statement on Schedule 13D dated January 28, 1998 with respect to the Class A Common Stock of Triathalon Broadcasting Company is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.


Dated: January 28, 1998

                                             /s/Lawrence M. Blau
                                          ----------------------------
                                                Lawrence M. Blau


                                              /s/ Mark Metzger
                                          ----------------------------
                                                  Mark Metzger















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                                   Schedule I


                          Date         Shares Purchased      Price Per Share
                          ----         ----------------      ---------------

BEM Partners, L.P.        1/5/98           20,000                10.75
                          1/6/98            8,000                10.75
                          1/7/98            4,000                10.75
                          1/12/98           4,000                10.75
                          1/13/98          15,000                10.71
                          1/14/98          15,000                10.62
                          1/23/98           7,000                10.50
                          1/26/98           4,000                10.00

BEM International Ltd.    1/5/98           10,000                10.75
                          1/6/98            2,000                10.75
                          1/7/98            1,000                10.75
                          1/12/98           1,000                10.75
                          1/13/98           5,000                10.71
                          1/14/98           5,000                10.62
                          1/23/98           3,000                10.50
                          1/26/98           1,000                10.00